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                                  Exhibit 10(t)

                                 AMENDMENT NO. 1

                     TO THE NEWHALL LAND AND FARMING COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         The Newhall Land and Farming Company Supplemental Executive Retirement Plan, is hereby amended, effective January 1, 1997, as follows:

         FIRST: Section 3 (c) (3) is amended in its entirety effective January 1, 1997 to read as follows:

         (3) Account Balance Installment Method. An annual payment (paid in monthly installments) in an amount equal to the greater of the amount that would have been paid under a single life annuity (or a joint survivor annuity if married at the time benefits commence) and an amount equal to a single life annuity (or a joint survivor annuity if married at the time of the redetermination) equal to his account balance and life expectancy (or joint lives, if married) as of the end of the previous calendar year; provided that a Participant and his or her beneficiary shall never receive a payment in excess of his account balance and payments shall cease when his account balance equals zero. In the event of the death of Participant after installment payments under this Section have begun, but prior to completion of such payments, the full amount of such unpaid benefits shall continue to be paid to his or her beneficiary (or to his or her estate if he or she fails to designate a beneficiary) in the form and amount of the previously established installments. Moreover, if the beneficiary (or a contingent beneficiary, if applicable) dies prior to the completion of payment of benefits due from the Plan, the full amount of such unpaid benefits shall be distributed to the estate of such beneficiary. Unless otherwise designated, the spouse of a married Participant shall be his or her beneficiary.






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         SECOND: Except as modified by this Amendment, all the terms and provisions of the Plan (as previously amended) shall continue in full force and effect.

         IN WITNESS WHEREOF, Newhall Management Corporation, Managing General Partner of Newhall Management Limited Partnership, Managing General Partner of The Newhall Land and Farming Company, a California limited partnership, has caused this Amendment No. 1 to be executed on behalf of such partnership by its duly authorized officer this 15th day of January, 1997.



                              THE NEWHALL LAND AND FARMING COMPANY
                              (A CALIFORNIA LIMITED PARTNERSHIP)

                              BY: NEWHALL MANAGEMENT LIMITED PARTNERSHIP MANAGING GENERAL PARTNER

                              BY:     NEWHALL MANAGEMENT CORPORATION
                                      MANAGING GENERAL PARTNER



                              BY:     /S/ Thomas H. Almas
                                 -----------------------------------------------
                                          THOMAS H. ALMAS
                                   VICE PRESIDENT - ADMINISTRATION
                                           AND SECRETARY








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